Exhibit 99.1

Gentherm Reports 2022 First Quarter Results

Automotive Revenue in Line with Light Vehicle Production Despite Significant Supply Chain Headwind

Maintains 2022 Guidance

NORTHVILLE, Michigan, May 4, 2022 /Global Newswire/ -- Gentherm (NASDAQ:THRM), a global market leader and developer of innovative thermal management technologies, today announced its financial results for the first quarter ending March 31, 2022.

First Quarter Highlights

•	Product revenues of $267.7 million decreased 7.2% from $288.5 million in the first quarter of 2021.
o	Excluding the impact of foreign currency translation, product revenues decreased 4.9% year over year
•	GAAP diluted earnings per share was $0.35 as compared with $0.99 for the prior-year period
•	Adjusted diluted earnings per share (see table herein) was $0.41. Adjusted diluted earnings per share in the prior-year period was $1.04
•	Secured new automotive business awards totaling $170 million in the quarter

Phil Eyler, the Company's President and CEO, said “I am proud of the team for remaining focused on execution and aggressively managing costs as we faced significant supply chain disruptions in the first quarter. Despite the increasingly challenging operating environment, we are committed to collaborating with our customers to minimize the impact of inflationary pressure while continuing to launch breakthrough solutions to improve health, wellness, comfort and energy efficiency.”

Continued Eyler, “Gentherm continues to bring differentiated proprietary solutions to our customers including a new ClimateSenseTM development project with a fourth OEM in Europe as well as our first customer award for high voltage cables for hydrogen fuel cells. Our portfolio of innovative solutions along with the addition of pneumatic comfort systems following the expected closing of our recently announced agreement to acquire Alfmeier will enable us to deliver more compelling and high-value solutions across complementary customer relationships.”

2022 First Quarter Financial Review

Product revenues for the first quarter of 2022 decreased by $20.9 million, or 7.2%, as compared with the prior-year period. Excluding the impact of foreign currency translation, product revenues decreased 4.9% year over year.

Automotive revenues decreased 7.7% year over year. Adjusting for foreign currency translation, organic Automotive revenues decreased 5.4% year over year primarily due to lower light vehicle production across relevant markets. According to IHS Markit’s mid-April report, actual light vehicle production decreased by 5.3% in the current year’s first quarter when compared with the first quarter of 2021 in the Company’s key markets of North America, Europe, China, Japan and Korea.

Gentherm Medical revenue increased 6.9% year over year. Adjusting for foreign currency translation, Medical revenue increased 8.7% primarily as a result of higher Blanketrol® sales globally.

See the “Revenues by Product Category” table included below for additional detail.

Gross margin rate decreased to 24.0% in the current-year period, as compared with 30.4% in the prior-year period.  The decrease from the prior-year period resulted from higher costs incurred to mitigate the impact of the supply chain disruptions and semiconductor shortages in the form of higher freight costs and material costs, annual customer price reductions, lower fixed cost leverage from lower unit volume and unfavorable foreign currency translation. These were partially offset by cost recoveries from customers.

Net research and development expenses of $20.4 million in the 2022 first quarter increased $2.8 million, or 16.1% over the prior-year period, primarily due to increased project-related spending and lower reimbursements for design and development costs.

Selling, general and administrative expenses of $29.3 million in the 2022 first quarter increased $0.8 million, or 2.7%, versus the prior-year period. The year-over-year increase was primarily driven by acquisition related costs partially offset by lower stock compensation expense.

Acquisition expenses of $3.2 million in the current-year period were $3.1 million higher than the prior-year period as a result of expenses associated with the announced Alfmeier acquisition. Restructuring expenses of $0.2 million in the current-year period were $0.6 million lower than the prior-year period.

As described more fully in the “Reconciliation of Net Income to Adjusted EBITDA” table included below, the Company recorded Adjusted EBITDA of $27.0 million in the 2022 first quarter compared with $51.8 million in the prior-year period, a decrease of $24.8 million or 47.9%.

Income tax expense in the 2022 first quarter was $4.3 million, as compared with $7.6 million in the prior-year period. The effective tax rate was 26.8% in the 2022 first quarter.

GAAP diluted earnings per share for the first quarter of 2022 was $0.35 compared with $0.99 for the prior-year period. Adjusted diluted earnings per share, excluding acquisition expenses, unrealized currency gain, non-cash purchase accounting impact, restructuring expenses and other (see table herein), was $0.41. Adjusted diluted earnings per share in the prior-year period was $1.04.

Guidance

The Company maintains its full-year 2022 guidance that was initially provided on its year-end 2021 earnings release on February 17, 2022, excluding any impact from the announced acquisition of Alfmeier:

•

Product revenues between $1.12 billion and $1.22 billion, based on the current forecast of customer orders, supply chain constraints, estimated recovery of industry-wide semiconductor supply, light vehicle production in the Company’s key markets growing at a low single-digit rate in 2022 versus 2021 and current foreign exchange rates

•	Adjusted EBITDA between 14% and 16% of product revenues
•	Full-year effective tax rate between 26% and 28%
•	Capital expenditures between $50 million and $60 million

In maintaining the revenue and Adjusted EBITDA guidance, the Company has assumed semiconductor supply chain pressures start to ease in the second half and that it recovers a portion of the additional costs related to semiconductor shortages and inflation from customers. While the Company is maintaining its 2022 guidance, the current forecast is at the lower end of the revenue and Adjusted EBITDA guidance range.

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13728996.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available at approximately two hours after the call until 11:59 pm Eastern Time on May 18, 2022. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13728996.

Investor Relations Contact
Yijing Brentano

investors@gentherm.com
(248) 308-1702

Media Contact

Melissa Fischer

media@gentherm.com

(248) 289-9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 10,000 employees in facilities in the United States, Germany, China, Hungary, Japan, Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including that:

▪

the COVID-19 pandemic and its direct and indirect adverse impacts on the automobile and medical industries and global economy, which had, and are likely to continue to have, an adverse effect on, among other things, the Company’s results of operations, financial condition, cash flows, liquidity, business operations, and stock price;

▪

the current supply-constrained environment the Company is facing involving component shortages, manufacturing disruptions, logistics challenges and inflationary pressures, and any future material delays or inflationary pressures in the supply chain of the Company or the automotive original equipment manufacturers or first tier suppliers supplied by the Company;

▪	the period of sustained price increases for various material components and shipping costs currently experienced in the automotive industry, which may continue for longer than the Company expects;
▪

risks relating to the Company’s proposed acquisition of Alfmeier (the “Acquisition”), including: that the closing conditions to the proposed Acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant required antitrust approval; the occurrence of any event that could give rise to termination of the Acquisition agreement, including due to factors outside of the Company’s control; delay in closing the Acquisition or the possibility of non-consummation of the Acquisition; risks that the pendency and efforts to consummate the Acquisition may be disruptive to the Company or Alfmeier or their respective management teams; the effect of announcing the transaction on Alfmeier’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties for the post-transaction benefit of the Company; the Company’s increased debt leverage following the closing of the Acquisition; risks inherent in the achievement of expected financial results, growth prospects and cost synergies for the Acquisition and the timing thereof; unexpected costs associated with or relating to the proposed Acquisition; and integration risks;

▪

the impact of industry or consumer behaviors on future automotive vehicle production and the Company’s strategy to develop and sell products tailored to evolving market demands, including the development and use of autonomous and electric vehicles and increasing use of car- and ride-sharing and on-demand transportation as a service, as well as related regulations;

▪	borrowing availability under the Company’s revolving credit facility;
▪	the Company’s failure to be in compliance with covenants under its debt agreements, which could result in the amounts outstanding thereunder being accelerated and becoming immediately due and payable;

▪	the Company’s ability to obtain additional financing by accessing the capital markets, which may not be available on acceptable terms or at all;
▪	the macroeconomic environment, including its impact on the automotive industry, which is cyclical;
▪	any significant declines in automobile production;
▪	market acceptance of the Company’s existing or new products, and new or improved competing products developed by competitors with greater resources;
▪	shifting customer preferences, including due to the evolving use of automobiles and technology;
▪	the Company’s ability to project future sales volumes, based on which the Company manages its business;
▪	reductions in new business awards due to the macroeconomic environment, COVID-19 and related uncertainties;
▪	the Company’s ability to convert new business awards into product revenues;
▪	the loss, material reduction in sales from or the insolvency of any of the Company’s key customers, including due to M&A or other market consolidation of OEMs and Tier 1s;
▪	the loss of any key suppliers;
▪	the impact of price downs in the ordinary course, or additional increased pricing pressures from the Company’s customers;
▪	the feasibility of Company’s development of new products on a timely, cost effective basis, or at all;
▪	security breaches and other disruptions to the Company’s IT systems;
▪	labor shortages, wage inflation and work stoppages impacting the Company, its suppliers or customers;
▪	changes in free trade agreements or the implementation of additional tariffs, and the Company’s ability to pass-through tariff costs;
▪	unfavorable changes to currency exchange rates;
▪	the Company’s ability to protect its intellectual property in certain jurisdictions;
▪	the Company’s ability to effectively implement ongoing restructuring and other cost-savings measures or realize the full amount of estimated savings;
▪	compliance with, and increased costs related to, domestic and international regulations, including potential climate change regulations;
▪

the Ukraine-Russia conflict, which has led to and could lead to further challenges in our manufacturing operations in our Ukraine facility and further global economic sanctions and market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions;

▪	changes in government leadership and laws, political instability and economic tensions between governments, including as a result of the ongoing Ukraine-Russian conflict; and
▪	severe weather conditions and natural disasters and any resultant disruptions on the supply or production of goods or services or customer demands.

The foregoing risks should be read in conjunction with the Company's filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, the business outlook discussed in this release does not include the potential impact of the announced Alfmeier acquisition or any other business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Product revenues	$267,657	$288,535
Cost of sales	203,544	200,866
Gross margin	64,113	87,669
Operating expenses:
Net research and development expenses	20,434	17,603
Selling, general and administrative expenses	29,308	28,526
Restructuring expenses	181	791
Total operating expenses	49,923	46,920
Operating income	14,190	40,749
Interest expense, net	(569)	(1,039)
Foreign currency gain	2,217	773
Other income (loss)	204	(9)
Earnings before income tax	16,042	40,474
Income tax expense	4,295	7,565
Net income	$11,747	$32,909
Basic earnings per share	$0.36	$1.00
Diluted earnings per share	$0.35	$0.99
Weighted average number of shares – basic	33,035	32,946
Weighted average number of shares – diluted	33,377	33,390

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021	% Change
Climate Control Seat	$102,734	$109,173	(5.9)%
Seat Heaters	68,896	76,721	(10.2)%
Steering Wheel Heaters	28,736	28,864	(0.4)%
Automotive Cables	22,045	24,281	(9.2)%
Battery Performance Solutions	17,613	17,760	(0.8)%
Electronics	10,828	15,105	(28.3)%
Other Automotive	7,012	7,466	(6.1)%
Subtotal Automotive segment	257,864	279,370	(7.7)%
Medical segment	9,793	9,165	6.9%
Total Company	$267,657	$288,535	(7.2)%

Foreign currency translation impact	(6,601)	—
Total Company, excluding foreign currency translation impact	$274,258	$288,535	(4.9)%

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income	$11,747	$32,909
Add back:
Depreciation and amortization	9,487	9,695
Income tax expense	4,295	7,565
Interest expense	569	1,039
Adjustments:
Restructuring expense	181	791
Unrealized currency gain	(2,316)	(295)
Acquisition expenses	3,214	114
Other	(198)	—
Adjusted EBITDA	$26,979	$51,818

Product revenues	$267,657	$288,535
Adjusted EBITDA %	10.1%	18.0%

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”), free cash flow, Net Debt and Revenue excluding the impact of foreign currency translation, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives.  The Company defines Free Cash Flow as Net cash (used in) provided by operating activities less Purchases of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines Revenue excluding the impact of foreign currency translation as revenue, less the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates.

The Company’s reconciliations are included in this release or can be found in the supplemental materials furnished as Exhibit 99.2 to the Company’s Form 8-K dated May 4, 2022.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. Such forward-looking non-GAAP measures may differ significantly from the corresponding GAAP measures, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods.

GENTHERM INCORPORATED

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income	$11,747	$32,909
Non-cash purchase accounting impact	1,835	2,050
Restructuring expenses	181	791
Unrealized currency gain	(2,316)	(295)
Acquisition expenses	3,214	114
Other	(198)	—
Tax effect of above	(736)	(680)
Adjusted net income	$13,727	$34,889

Weighted average shares outstanding:
Basic	33,035	32,946
Diluted	33,377	33,390

Earnings per share, as reported:
Basic	$0.36	$1.00
Diluted	$0.35	$0.99
Adjusted earnings per share:
Basic	$0.42	$1.06
Diluted	$0.41	$1.04

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$177,917	$190,606
Accounts receivable, net	207,351	182,987
Inventory:
Raw materials	111,621	96,426
Work in process	10,991	9,495
Finished goods	53,556	53,556
Inventory, net	176,168	159,477
Other current assets	41,034	32,775
Total current assets	602,470	565,845
Property and equipment, net	152,288	155,270
Goodwill	64,979	66,033
Other intangible assets, net	34,982	37,554
Operating lease right-of-use assets	27,445	24,387
Deferred income tax assets	69,420	69,630
Other non-current assets	15,529	16,624
Total assets	$967,113	$935,343
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$156,236	$122,727
Current lease liabilities	5,920	5,669
Current maturities of long-term debt	2,500	2,500
Other current liabilities	79,044	82,193
Total current liabilities	243,700	213,089
Long-term debt, less current maturities	36,250	36,250
Non-current lease liabilities	19,978	19,789
Pension benefit obligation	6,362	6,832
Other non-current liabilities	5,036	5,577
Total liabilities	$311,326	$281,537
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 33,127,531 and 33,008,185 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	117,832	118,646
Paid-in capital	5,720	5,866
Accumulated other comprehensive loss	(45,728)	(36,922)
Accumulated earnings	577,963	566,216
Total shareholders’ equity	655,787	653,806
Total liabilities and shareholders’ equity	$967,113	$935,343

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities:
Net income	$11,747	$32,909
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,577	9,854
Deferred income taxes	(778)	105
Non-cash stock based compensation	2,279	4,460
Loss on disposition of property and equipment	107	242
Other	256	(103)
Changes in assets and liabilities:
Accounts receivable, net	(25,788)	(13,931)
Inventory	(18,116)	(11,546)
Other assets	(10,716)	3,243
Accounts payable	34,097	18,113
Other liabilities	(3,349)	(3,679)
Net cash (used in) provided by operating activities	(684)	39,667
Investing Activities:
Purchases of property and equipment	(5,659)	(9,913)
Proceeds from the sale of property and equipment	52	10
Cost of technology investments	(350)	(200)
Net cash used in investing activities	(5,957)	(10,103)
Financing Activities:
Repayments of debt	—	(130,000)
Proceeds from the exercise of Common Stock options	569	5,984
Taxes withheld and paid on employees' share based payment awards	(4,319)	(1,532)
Acquisition contingent consideration payment	—	(68)
Net cash used in financing activities	(3,750)	(125,616)
Foreign currency effect	(2,298)	(1,338)
Net decrease in cash and cash equivalents	(12,689)	(97,390)
Cash and cash equivalents at beginning of period	190,606	268,345
Cash and cash equivalents at end of period	$177,917	$170,955
Supplemental disclosure of cash flow information:
Cash paid for taxes	$3,267	$2,555
Cash paid for interest	$421	$844

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